Exhibit 10

AMENDMENT TO 401(k) PLAN

Morgan Stanley & Co. Incorporated hereby amends the Morgan Stanley 401(k) Plan, as amended (“401(k) Plan”), effective as of the dates set forth below, as follows:

1.	Effective January 1, 2004, Section 2 of the Plan shall be amended by deleting therefrom the definition of the term “Qualified Plan Transfer Contributions.”

2.	Effective January 1, 2004, Section 8 of the Plan shall be clarified to read as follows:

“SECTION 8. INVESTMENT AND VALUATION OF THE TRUST FUND

“(a) The Trust Agreement. The Company shall enter into a Trust Agreement which shall contain such provisions as shall render it impossible for any part of the corpus of the trust or income therefrom to be at any time used for, or diverted to, purposes other than for the exclusive benefit of Participants or as provided in Section 18. Any or all rights or benefits accruing to any person under the Plan with respect to any contributions deposited under the Trust Agreement shall be subject to all the terms and provisions of the Trust Agreement.

“(b) Investment of the Trust Fund.

“(i) All of the assets of the Trust Fund shall be invested in the Investment Funds as described below. The Investment Funds shall consist of the Morgan Stanley Stock Fund and such other investment options as shall be designated by the Investment Committee from time to time. The Investment Funds designated hereunder may include, but are not limited to, registered investment companies for which the Company or an affiliate of the Company acts as investment adviser, administrator or transfer agent. The Investment Committee may, from time to time, establish additional Investment Funds, liquidate, remove or close Investment Funds, limit the amounts or contributions that may be made to an Investment Fund, change the permissible investments of or investment guidelines applicable to an Investment Fund or reopen an Investment Fund to new investments by Participants.

“(ii) The Morgan Stanley Stock Fund shall be invested and reinvested exclusively in Morgan Stanley Stock, except that pending investments in Morgan Stanley Stock, amounts held in the Morgan Stanley Stock Fund may be invested and reinvested temporarily in interest-bearing short-term investments, including (without limitation) savings accounts, certificates of deposit, money market instruments, United States treasury bills and such group annuity contracts, insurance company pooled separate accounts, bank common or collective trust funds, mutual funds and other pooled investment funds as the Trustee deems suitable for temporary investments of the Morgan Stanley Stock Fund. The Morgan Stanley Stock Fund shall consist of all Morgan Stanley Stock Fund investments held by the Trustee and all cash held by the Trustee which is derived from dividends, interest or other income from Morgan Stanley Stock Fund investments, from Qualified Non-elective and Qualified Matching Contributions, from any Pre-Tax, Firm and Rollover Contributions and any ESOP Diversification Transfers directed by the Participants to be invested in the Morgan Stanley Stock Fund, and from the proceeds of the sale or redemption of Morgan Stanley Stock Fund investments. Any cash held by the Trustee shall be invested as provided in this Section 8(b)(ii). The Morgan Stanley Stock Fund may be liquidated, removed or closed as an Investment Fund only by amendment to the Plan adopted in accordance with Section 19(a).

“(iii) Pending investment and reinvestment or pending payments as provided herein, the Trustee may invest temporarily all or any part of the Trust Fund comprising any one or more of the Investment Funds, in securities or other property of a fixed-income nature, including but not limited to commercial paper and notes of finance companies, or part interest therein, or in obligations issued or guaranteed as to interest and principal by the United States Government or any instrumentality or agency thereof, excluding the notes or other securities of any Participating Company under the Plan.

“(iv) The Trustee may invest and reinvest all or any part of the Trust Fund comprising any one or more of the Investment Funds through the medium of any one or more common, collective or commingled trust funds maintained by it or by an investment manager (as defined in ERISA section 3(38)) appointed by the Investment Committee for the purpose, each of which is invested principally in property of the kind authorized for that Investment Fund, and each of which is qualified under the provisions of Code section 401(a) and exempt under the provisions of Code section 501(a) and during such period of time as an investment through any such medium exists, the declaration of trust of such trust fund shall constitute a part of the Trust Agreement.

“(v) All interest, dividends, other income and cash received from the sale or exchange of securities or other property of each Investment Fund shall be reinvested in that Investment Fund.

“(vi) The Trustee shall transfer money between Investment Funds in accordance with the direction of the Investment Committee or its delegate, subject to the provisions of Section 8(d).

“(vii) The Trustee may retain in cash and keep unproductive of income such amount of the Trust Fund, or of any Investment Fund, as it deems advisable. The Trustee shall not be required to pay interest on such cash balances or on cash pending investment or disbursement.

“(viii) The Trustee is specifically authorized to permit assets of the Trust Fund to be held outside the United States in accordance with Labor Department Regulation § 2550.404b-1.

“(c) Valuation of the Trust Fund. As of the Valuation Date and as of any other date determined by the Plan Administrator, the Trust Fund shall be valued on the basis of current market or fair value as determined by the Trustee in accordance with the provisions of the Trust Agreement, or in the case of the Stable Value Fund, to the extent determined appropriate by the Trustee, at book value.

“(d) Investment Option Elections.

“(i) Each Participant may elect to invest contributions made by or on behalf of such Participant, in whole percentage increments, in one or more of the Investment Funds available from time to time, provided that any Qualified Non-elective or Qualified Matching Contributions made on behalf of a Participant shall be invested in the Morgan Stanley Stock Fund, subject to the Participant’s right to transfer investments pursuant to Section 8(d)(ii). A Participant’s election pursuant to this Section 8(d)(i) shall remain in effect and shall apply to all contributions made by or on behalf of such Participant (other than any Qualified Non-elective or Qualified Matching Contributions) unless and until a new election is filed. An election or change of election pursuant to this Section 8(d)(i) shall be subject to such process, conditions or limitations as the Plan Administrator shall determine. To the extent the Participant does not make an election pursuant to this Section 8(d)(i), contributions made by or on behalf of such Participant (other than any Qualified Non-elective or Qualified Matching Contributions) shall be invested in a money market or similar fund as determined by the Plan Administrator from time to time.

“(ii) Each Participant shall have the right to elect that as of any Valuation Date all or any whole percentage of his interest in any Investment Fund shall be liquidated and the proceeds thereof transferred to any other Investment Fund, subject to such conditions or limitations as the Investment Committee or Plan Administrator shall determine (in accordance with Section 8(d)(iv) or (v) or otherwise), and further subject to any restrictions (including any redemption fees) imposed by the issuer, underwriter or distributor of such Investment Funds. The Plan Administrator is specifically authorized to impose transfer restrictions or redemption fees, and to enforce transfer restrictions or redemption fees of the Investment Fund, where the Plan

Administrator determines such restrictions or fees to be in the interests of Participants and Beneficiaries or required by law. Assets shall be transferred from the Participant’s Accounts in the order determined by the Plan Administrator or Investment Committee.

“(iii) (1) Effective June 25, 2002, any portion of the Account of a Participant, including any portion attributable to an ESOP Diversification Transfer, that is invested in the Morgan Stanley Stock Fund, automatically or pursuant to such Participant’s direction, shall, in accordance with procedures established by the Plan Administrator, on or about the Tuesday preceding each record date for dividends on Morgan Stanley Stock, be transferred to the ESOP and allocated to an account established for such person under the ESOP (the “Transferred Subaccount”). Subject to Section 8(d)(iii)(2), on and after the date on which an amount is transferred to the ESOP, a Participant shall have no right to benefits under this Plan with respect to the amount so transferred, and all rights with respect to such amount shall be enforceable only against the ESOP.

“(2) A Participant shall be entitled to direct that all or a portion of his or her Transferred Subaccount under the ESOP be invested in any Investment Fund available under this Plan in the manner provided in Section 8(d)(ii). If a Participant makes such a direction with respect to his or her Transferred Subaccount, in accordance with such rules and procedures as the Plan Administrator may determine, the amounts subject to such direction shall be transferred back to this Plan from the ESOP, allocated to the appropriate Account of the Participant under this Plan, and invested as so directed.

“(iv) The Plan Administrator may require Participants to complete such process as may be established by the Plan Administrator before any election under this Section 8(d) may take effect. The Plan Administrator shall adopt such rules, restrictions and procedures as it deems advisable with respect to all matters relating to the election and use of the Investment Funds. The Plan Administrator shall have the right, without prior notice to any Participant, to suspend transfers between and among Investment Funds, to delay effecting transfers between and among Investment Funds or to limit the frequency or amount of transfers between and among Investment Funds, if the Plan Administrator determines that such action is necessary or advisable, including without limitation: (1) in light of unusual market conditions, (2) in response to technical or mechanical problems with the Plan’s record keeping or administrative systems, (3) in connection with any suspension of normal trading activity on the New York Stock Exchange or other applicable exchange or automated trading system or (4) in connection with any restrictions on trading that are contained in Morgan Stanley’s Code of Conduct or Code of Ethics, or that are imposed by the issuer, underwriter or distributor of an Investment Fund, from time to time.

“(v) Notwithstanding anything in this Section 8(d) or any other provision of the Plan to the contrary, any election by a Participant involving an acquisition or disposition of an interest in any Investment Fund shall be subject to such conditions and restrictions as the Plan Administrator determines to be necessary or advisable to ensure compliance with all applicable securities laws and Morgan Stanley’s policies regarding the trading of investments by employees. Without limiting the generality of the foregoing, (1) the Plan Administrator may from time to time prescribe rules of uniform application to those Participants subject to Section 16 of the Securities Exchange Act of 1934, as amended, to ensure compliance with the conditions for exemption in Rule 16b-3 under such Section, and (2) except as the Plan Administrator may otherwise provide in its sole discretion, in accordance with Section 8(d)(iv) no transaction in any Investment Fund may be effected at the direction of a Participant or Beneficiary unless such Participant or Beneficiary would be permitted, under Morgan Stanley’s policies regarding trading of investments by employees, to effect such transaction on his or her account other than under the Plan.

“(e) Voting and Tendering of Morgan Stanley Stock. The provisions of Section 8.01, 8.02 and 8.03 of the ESOP with respect to the voting and tender of allocated shares of Morgan Stanley Stock and the responsibilities of the Trustee shall also apply under this Plan.

“(f) Investment Committee.

“(i) The management of the Investment Funds shall be placed in the Investment Committee. The members of the Committee shall be appointed from time to time by, and shall serve during the pleasure of, the Board of Directors. The Investment Committee shall consist of no fewer than three persons, each of whom shall be an Employee and/or an Advisory Director of the Company or a member of the Affiliated Group.

“(1) The Investment Committee shall be a “Named Fiduciary” with respect to the Plan, as such term is defined in ERISA section 402(a).

“(2) Each person who has Fiduciary Responsibilities with respect to the Plan shall be bonded if and as required by ERISA.

“(ii) A majority of the members of the Investment Committee at the time in office shall constitute a quorum for the transaction of its business. All resolutions or other actions taken by the Investment Committee at any meeting shall be by the vote of a majority of those present at any such meeting.

“(iii) (1) The members of the Investment Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not, be a member of the Investment Committee; may appoint from their number such subcommittees with such powers as the Investment Committee shall determine; may authorize one or more of their number or any agent to take any action or to execute or deliver any instructions on behalf of the Investment Committee; and may employ such counsel and agents, and obtain such clerical services, as the Investment Committee may require in carrying out the provisions of the Plan.

“(2) The Fiduciary Responsibilities of the Investment Committee may be allocated among its members or delegated to persons who are not members of the Investment Committee as the Investment Committee in its sole discretion shall decide. Upon an allocation or delegation of Fiduciary Responsibilities, the person or persons to whom such Fiduciary Responsibilities are allocated or delegated shall be solely responsible for the performance of such Fiduciary Responsibilities, and the members of the Investment Committee to whom such Fiduciary Responsibilities have not been allocated shall not in any respect be responsible for the performance of such Fiduciary Responsibilities, except as provided by law. The Investment Committee shall perform its allocation and delegation functions in the same manner as it performs all of its other Fiduciary Responsibilities pursuant to Section 8(f)(iii)(3) below.

“(3) The Investment Committee shall perform only its Fiduciary Responsibilities as provided in the Plan except those Fiduciary Responsibilities which are delegated pursuant to Section 8(f)(iii)(2) above, if any, and except those Fiduciary Responsibilities which are to be performed by the Trustee pursuant to the Trust Agreement.

“(iv) To the fullest extent permitted by law, the Company will indemnify and save harmless each member of the Investment Committee and each other person to whom Fiduciary Responsibilities are delegated under Section 8 against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of the claim with the approval of the member’s employer) arising out of any act or omission to act as a member of the Investment Committee or as delegate, except in the case of willful misconduct or lack of good faith. This Section 8(f)(iv) shall not supersede any separate agreement or contract between the Company or the Plan and any person to whom Fiduciary Responsibilities are delegated.

“(v) Any action required or permitted to be taken at any meeting of the Investment Committee may be taken without a meeting if a written consent thereto is signed by all members of the Investment Committee and such written consent is filed with the records of the proceedings of the Investment Committee.

“(vi) Members of the Investment Committee may participate in a meeting of the Investment Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.”

3.	Effective July 1, 2004, Appendix B of the Plan shall be amended by adding Barra, Inc. to the list of participating employers and by inserting the following at the end thereof:

“Barra, Inc. With respect to any individual who becomes an Employee in connection with the acquisition by the Company or an affiliate pursuant to an Agreement and Plan of Merger among Barra, Inc., Morgan Stanley and Morgan Stanley Risk Holdings, Inc. on or after June 3, 2004 and who was, immediately prior to becoming an Employee, an employee of Barra, Inc. or an affiliate, the term “Period of Service” shall include such individual’s service up to five years with Barra, Inc. for purposes of determining (i) such Employee’s eligibility for participation and membership in the Plan pursuant to Section 3 of the Plan and (ii) the vested percentage of such Employee’s Plan Benefit pursuant to Section 10 of the Plan. An Hour of Service as defined in Section 4(a) of the Plan shall include each hour for which a former employee of Barra, Inc. was paid, or entitled to payment, for the performance of services for Barra, Inc.”

4.	Effective July 1, 2004, Section 5(a) of Supplement B to the Plan shall be amended to read as follows:

“(a) Employee Contributions. Each Puerto Rico Participant who is an Eligible IIG Employee may make Pre-Tax Contributions to the Plan for any year equal to any whole percentage from 1% to 10% of the Puerto Rico Participant’s Earnings for such year; a Puerto Rico Participant who is an Eligible IIG Employee and who is not a Puerto Rico Highly Compensated Employee may make After-Tax Contributions to the Plan for any year equal to any whole percentage from 1% to 7% of the Puerto Rico Participant’s Earnings for such year regardless of whether the Participant is making any Pre-Tax Contributions; the Committee may at any time and from time to time limit the amount of Pre-Tax Contributions allowed to be made by some or all Eligible IIG Employees to ensure compliance with applicable nondiscrimination or other rules, provided, however, that in no event shall any such limitation restrict employees that are not Puerto Rico Highly Compensated Employees to any greater extent than similarly situated individuals that are Puerto Rico Highly Compensated Employees.”

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IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf this 29th day of June, 2004.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ KAREN JAMESLEY

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